UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 13, 2007
(Date of Earliest Event Reported)

GAMMACAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32835	33-0956433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39 Jerusalem St.
Kiryat Ono 55423 Israel
(Address of principal executive offices)

(972) (3) 738-2616 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement

          On December 13, 2007, the Registrant entered into a Share Purchase Agreement (the “Share Purchase Agreement”) made as of November 26, 2007 with ARP BioMed, Ltd. (“ARP”).

          The Share Purchase Agreement provides that, subject to fulfillment of certain closing conditions, including the receipt of an Israeli tax ruling, ARP will sell to the Registrant 12.5% of the issued and outstanding shares of the Registrant’s subsidiary, GammaCan, Ltd. (the “Subsidiary”), such that at closing, the Registrant will own 100% of the issued and outstanding shares of the Subsidiary. In consideration for such sale, the Registrant agreed to issue to ARP, at closing, 2,697,535 shares of its common stock, a warrant to acquire 1,123,973 shares of its common stock and an additional warrant to acquire 449,589 shares of its common stock.

          Both warrants are exercisable for five years at an exercise price equal to the average last sales price of the Registrant’s common stock during the sixty trading days prior to November 26, 2007. The warrants are subject to adjustment for, among other things, stock splits, stock dividends, distributions and reclassifications. In the case of the warrant to acquire 1,123,973 shares, if there is a change of control (as defined therein), then subject to certain restrictions, the warrant shall be deemed exercised in full and no exercise price shall be payable by the holder.

          In connection with the Share Purchase Agreement, ARP and the Subsidiary agreed to enter into an amendment of the Sale of Intellectual Property Agreement originally entered into by the Subsidiary and ARP on June 11, 2004, which amendment specifically delineates clarity of title and related issues to certain intellectual property sold under the original Sale of Intellectual Property Agreement.

          At closing, the Registrant and ARP also agreed to enter into a lock-up agreement whereby ARP agreed not to effect any transfer of any of the securities (and any underlying securities) to be issued under the Share Purchase Agreement until May 26, 2009 unless there is a change of control (as defined therein) or the transfer is to a permitted transferee. Following such date, ARP will be permitted to sell up to one-sixth of the locked-up securities over the following six months such that at the end of such six month period (twenty-four months following closing), the locked-up securities will no longer be subject to a lock-up.

          In addition, at closing, the Registrant and ARP agreed to enter into a Registration Rights Agreement covering the resale of the shares issued by the Registrant under the Share Purchase Agreement and the shares underlying both warrants (collectively, the “Registrable Securities”). Under such registration rights agreement, in the event that the holder is unable to resell the Registrable Securities under Rule 144(k), the Registrant is required to file a registration statement covering the resale of the Registrable Securities by 60 days following the “Key Date” (as defined therein).

          Mr. Yair Aloni, a member of our board of directors, is the Chief Executive Officer of ARP and Professor Yehuda Shoenfeld, M.D., our Chief Scientist of the Subsidiary, is an advisor to ARP.

          The foregoing description is a summary and is qualified in its entirety by the transaction documents attached as exhibits hereto and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

          10.1      Share Purchase Agreement made as of November 26, 2007 between ARP BioMed, Ltd. and GammaCan International, Inc.

          10.2      Form of Amendment to Sale of Intellectual Property Agreement effective as of November 26, 2007 between GammaCan, Ltd. and ARP BioMed, Ltd.

          10.3      Form of Warrant to be issued under the Share Purchase Agreement.

          10.4      Form of Additional Warrant to be issued under the Share Purchase Agreement.

          10.5      Form of Registration Rights Agreement made as of November 26, 2007 between ARP BioMed, Ltd. and GammaCan International, Inc.

          10.6      Form of Lock-Up Agreement dated as of November 26, 2007 between ARP BioMed, Ltd. and GammaCan International, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2007

GAMMACAN INTERNATIONAL, INC.

By: /s/ Patrick Schnegelsberg
Name: Patrick N.J. Schnegelsberg
Title: Chief Executive Officer